EXHIBIT 12


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                           HERSHEY FOODS CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   (in thousands of dollars except for ratios)
                                   (Unaudited)


                                                                    For the Nine Months Ended
                                                                    -------------------------
                                                                   October 4,    September 28,
                                                                     1998           1997
                                                                   ----------    ------------
Earnings:

   Income before income taxes                                      $  378,574      $  362,656

   Add (deduct):

        Interest on indebtedness                                       68,443          54,353
        Portion of rents representative of the
          interest factor (a)                                           9,265           8,733
        Amortization of debt expense                                      340             257
        Amortization of capitalized interest                            2,652           2,618
                                                                   ----------      ----------

            Earnings as adjusted                                   $  459,274      $  428,617
                                                                   ==========      ==========

Fixed Charges:

        Interest on indebtedness                                   $   68,443      $   54,353
        Portion of rents representative of the
          interest factor (a)                                           9,265           8,733
        Amortization of debt expense                                      340             257
        Capitalized interest                                            1,795           1,456
                                                                   ----------      ----------

            Total fixed charges                                    $   79,843      $   64,799
                                                                   ==========      ==========

Ratio of earnings to fixed charges                                       5.75            6.61
                                                                   ==========      ==========


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NOTE:

(a) Portion of rents representative of the interest factor consists of one-third of rental expense for operating leases.

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